Exhibit 10.2

SENIOR SECURED PROMISSORY NOTE

$250,000.00	Effective February 1, 2011

FOR VALUE RECEIVED, Medical Work, LLC, a Georgia limited liability company and Generation Zero Group, Inc., a Nevada Corporation (together, the “Company”), jointly and severally hereby promises to pay to the order of Geronimo Property Trust, a Nevada trust, and/or its successors or assigns (the “Holder”), at the address of Holder at Geronimo Property Trust, a Nevada trust, C/O ISSE Investments, LLC Attention: Mrs. Deborah Fialkow, 7041 Cypress Bridge Drive South, Ponte Vedra Beach, FL 32082 or such other place as may be designated by Holder to the Company in writing, the aggregate principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), together with interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1.	Loan Amount. This Promissory Note (this “Note”, “Promissory Note” or “Agreement”) evidences the principal amount of $250,000.00 (hereinafter referred to as the “Loan” or the “Principal”).

2.
Interest.  Interest on the outstanding portion of Principal of this Note shall accrue at a rate of twelve percent (12%) per annum.  Interest begins to accrue under this Note on the date hereof.  All past-due principal and interest (which failure to pay such amounts shall be defined herein as an "Event of Default") shall bear interest at the rate of eighteen percent (18%) per annum until paid in full.  All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  Such interest shall accrue and be paid as described in Section 3 of this Note. Any payment that is not timely received, shall incur a Late Payment Fee in the amount of TEN PERCENT (10%) of the amount then due.

3.
Payment Terms.  Principal and interest are due as follows: interest only shall be paid monthly commencing on the first day of March, 2011 and continuing thereafter on the first of each month including February 1, 2012.  All accrued interest and principal shall be due and payable on or before Febraury 1, 2012 (“Original Maturity Date”).  The Maturity Date may be extended one time for up to twelve months, through Febraury 1, 2013 (the “Extended Maturity Date”) at the latest, upon advance written notice from Company to Holder of not less than thirty (30) days along with an accompanied payment of an extension fee of 2% of the outstanding Principal balance on the Original Maturity Date. This extension shall only be allowed as long as there are no events of Default at anytime during the Term that have not been cured within the applicable grace period. Additionally, if the Original Maturity Date is extended as provided herein, the Interest Rate shall be increased to eighteen percent (18%) per annum and the interest rate after an Event of Default shall be the lesser of (i) twenty four percent (24%) per annum or (ii) the “Maximum Rate” (as defined below).  If the Note is extended, no principal or interest payment shall be due on the Original Maturity Date, but instead interest only payments shall continue monthly up through and until the Extended Maturity Date, at which time all outstanding Principal and interest shall be immediately due and payable. For purposes of this Note, “Maturity Date” shall mean the Original Maturity Date up to and until the Company’s right to the Extended Maturity Date is applicable, in which event the “Maturity Date” hereunder shall thereafter man the Extended Maturity Date.  All payments hereunder shall be made in lawful money of the United States of America.  Payments shall be credited first to the outstanding fees, then to accrued interest then due and payable, and the remainder to Principal.

a.
Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Georgia or the applicable laws of the United States of America, whichever shall be higher, for loan transactions between two commercial, arms-length sophisticated parties (the “Maximum Rate”).

b.
In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Holder the undersigned) shall be applied to the reduction of the outstanding fees due, then to the reduction of principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of fees and the principal balance and the Holder had agreed to accept such sums as a premium-free prepayment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the principal balance.  The undersigned does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note greater than the Maximum Rate.

c.
If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day. "Business Day" means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Atlanta, Georgia, are authorized or required to be closed for business.

4.	Prepayment.

a.	This Note may be prepaid in whole or in part at any time without penalty.

b.	Any partial prepayment shall be applied first to any outstanding fees, then to accrued interest and then to any principal Loan amount outstanding.

5.	Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

a.
The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.  Further, the undersigned is a duly authorized representative of the Company and has been authorized by a resolution of the Board of Directors of the Company to exercise any and all documents necessary to effectuate the transaction contemplated hereby.

b.
This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

c.	The proceeds of this Note are being used to acquire certain assets and therefore is a purchase money note as defined under the term of the Uniform Commercial Code.

6.
Events of Default.  The then-outstanding principal balance of this Note, together with any outstanding fees and interest accrued thereon shall become immediately due and payable upon any of the following events ("Events of Default"), and/or any other default or Events of Default defined elsewhere in this Note.    Events of Default include:

a.	the Company shall fail to make a payment when due, whether it be any outstanding fees, the principal, or interest payable under this Note on the due date of such payment; or

b.	there is a default, by the Company or any other grantor, under any security agreement securing the payment of this Note or any subordination or intercreditor agreement relating to the Note;

c.	the Company shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

d.	the Company shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing (and not fully cured within thirty (30) days of the occurrence except a payment default in which case the cure period shall be five (5)  days, Holder may exercise any and all rights it may have at law, in equity or pursuant to this Note, including proceeding to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  In case of a default in the payment of any principal of or premium, if any, or any fees due, or interest on this Note, the Company will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

7.
Security Agreement.  This Note is secured by purchase money first lien security interests in all assets attached hereto as Exhibit A.   The Company agrees and acknowledges that Holder shall file one or more UCC financing statements in jurisdictions deemed proper by Holder in order to preserve and document its security interest hereunder.

8.
Certain Waivers by the Company.  Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

9.
Assignment by Holder.  If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, the holder hereof shall be deemed the “Holder” for all purposes under this Note.  In no event may Company assign its rights or obligations under this Note.

10.	Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

11.
Costs and Fees. Anything else in this Note to the contrary notwithstanding, Holder shall have the right to recover its reasonable attorneys’ fees and other costs in the event Holder is required to enforce its rights under this Note due to Company’s default hereunder.

12.
Governing Law.  It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Georgia, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.

13.
No Third Party Benefit.  The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement and are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Agreement, except in accordance with Section 9 above and Section 15 below.

14.
Jurisdiction and Venue.  The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in the state of Georgia and that the jurisdiction and venue shall be in Fulton County, Georgia, and it shall have full subject matter and jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

15.	Interpretation. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

16.
Entire Agreement.  Except for the security agreement entered into concurrently herewith, this Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURES ARE ON FOLLOWING PAGE

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written, to be effective as of the effective date set forth above.

Generation Zero Group, INC. a Nevada Corporation

By: /s/ Matthew D. Krieg
Matthew D. Krieg, CEO

Medical Work, LLC
By: Generation Zero Group, Inc.,
Its sole member

By: /s/ Matthew D. Krieg
Matthew D. Krieg, CEO